Exhibit 5
Form SB-2
Hardwood Doors & Milling Specialties, Inc.

                     Business Agreement

     THIS BUSINESS AGREEMENT, dated as of August 21, 2000, is entered into between CASCADE DOOR COMPANY, INC. a Utah corporation with an address of 1955 East Ironton Blvd., Provo, UT 84603 ("CDC"), and Hardwood Doors and Milling
Specialties, Inc., a Nevada corporation with an address at 503 East Parowan Way, Draper, UT 84020 ("HDMS").

     HDMS agrees to market and distribute all products manufactured or constructed by CDC for a period beginning
June 15, 2000 through the period ending June 15, 2002 with an option to renew at the end of this period.

     CDC agrees to compensate HDMS in the amount of five percent (5%) of total sales generated by either HDMS or any other source.


AGREED TO THIS DAY, August 21, 2000

CASCADE DOOR COMPANY, INC


By: /s/ Mark Finlayson, Managing Partner       /s/ John Uibel, Managing Partner

HARDWOOD DOORS AND MILLING SPECIALTIES, INC

By: /s/ Paul Finlayson, President

                            E-17
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